Exhibit 5.1

A&L Goodbody	Dublin
International Financial Services Centre	Belfast
25-28 North Wall Quay, Dublin 1	London
D01 H104	New York
T: +353 1 649 2000	San Francisco
DX: 29 Dublin | www.algoodbody.com	Palo Alto

Date	12 June 2020

Our ref	01433617

Your ref

Perrigo Company plc

The Sharp Building,

Hogan Place,

Dublin 2.

Perrigo Finance Unlimited Company

The Sharp Building,

Hogan Place,

Dublin 2.

Perrigo Company plc and Perrigo Finance Unlimited Company

Dear Sir/Madam

Basis of Opinion

1	We are acting as Irish counsel to each of:

1.1

Perrigo Company plc, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at The Sharp Building, Hogan Place, Dublin 2, Ireland and incorporated under registration number 529592 (Perrigo); and

1.2

Perrigo Finance Unlimited Company, a public unlimited company, incorporated under the laws of Ireland, with its registered office at The Sharp Building, Hogan Place, Dublin 2, Ireland and incorporated under registration number 392565 (PFU) (PFU and Perrigo each being a Company and together being the Companies), in connection with the filing of the Companies’ registration statement on Form S-3 (the Registration Statement) to be filed with the United States Securities and Exchange Commission (the SEC) on 12 June 2020 under the Securities Act of 1933 of the United States of America, as amended (the Securities Act).

2	The Registration Statement relates to securities including:

2.1	ordinary shares in the capital of Perrigo, with a nominal value of €0.001 (the Perrigo Ordinary Shares);

2.2

preference shares in the capital of Perrigo, with a nominal value of US$0.0001 which shares may, upon the terms of issue, include a right to be converted into Perrigo Ordinary Shares (the Perrigo Preference Shares) (the Perrigo Preference Shares together with the Perrigo Ordinary Shares being the Shares);

PM Law • CE Gill • JG Grennan • J Coman • PD White • VJ Power • LA Kennedy • SM Doggett • B McDermott • C Duffy • PV Maher • S O’Riordan • MP McKenna • KA Feeney • M Sherlock
E MacNeill • KP Allen • EA Roberts • C Rogers • G O’Toole • JN Kelly • N O’Sullivan • MJ Ward • AC Burke • D Widger • C Christle • S O’Croinin • JW Yarr • DR Baxter • A McCarthy
JF Whelan • JB Somerville • MF Barr • AM Curran • A Roberts • M Dale • RM Moore • D Main • J Cahir • M Traynor • PM Murray • P Walker • K Furlong • PT Fahy • D Inverarity • M Coghlan
DR Francis • A Casey • B Hosty • M O’Brien • L Mulleady • K Ryan • E Hurley • G Stanley • D Dagostino • R Grey • R Lyons • J Sheehy • C Morrissey • C Carroll • SE Carson
P Diggin • J Williams • A O’Beirne • MD Cole • G Conheady • J Dallas • SM Lynch • M McElhinney • C Owens • AD Ion • K O’Connor • JH Milne • T Casey • M Doyle • CJ Comerford
R Marron • D Berkery • K O’Shaughnessy • S O’Connor • SE Murphy • D Nangle • L Butler • A Lawler • C Ó Conluain • N McMahon • HP Brandt • A Sheridan

Consultants: SW Haughey • Professor JCW Wylie • AF Browne • MA Greene • AV Fanagan

2.3	debt securities of Perrigo as described in the Registration Statement (the Perrigo Debt Securities); and

2.4	debt securities of PFU as described in the Registration Statement (the PFU Debt Securities) (the Perrigo Debt Securities together with the PFU Debt Securities being the Debt Securities),

(the proposals and arrangements described in the Registration Statement being referred to in this letter as the Transaction which for the avoidance of doubt shall include the issue of the Shares and the entry into of the Obligations (as defined below)).

3

We further note that as described in the Registration Statement, the PFU Debt Securities may be guaranteed by Perrigo (the Perrigo Guarantee) and that the Perrigo Debt Securities may be guaranteed by PFU (the PFU Guarantee) (the Perrigo Guarantee, the PFU Guarantee and the Debt Securities together being referred to in this letter as the Obligations).

4

For the purposes of giving this Opinion we have examined (i) the Registration Statement, including the prospectus contained therein; and (ii) the corporate documents set out in Schedule 1 (the Corporate Documents).

Assumptions

5	In connection with this letter, we have assumed:

5.1

the accuracy and completeness of all information appearing on public records including, but not limited to, Perrigo’s form 8-K filed with the Securities and Exchange Commission on 8 May, 2020 announcing the results of Perrigo’s 2020 Annual General Meeting;

5.2

the completeness and authenticity of the draft of the Registration Statement that we have examined and that the Registration Statement will be filed with the SEC in a form and content having no material differences to such draft;

5.3

that the copy of the excerpt from the minutes of the meeting of the board of directors of the Perrigo dated 5-6 May 2020 produced to us are true copies and correctly record the proceedings of the meeting to which they relate and the resolutions passed and/or the subject matter which the minutes purport to record; and that no further resolutions have been passed (whether by the board of directors of the Perrigo or a committee of such board or other persons to whom authority has been delegated) or corporate or other action taken which would or might alter the effectiveness thereof;

5.4

that the copy of the excerpt from the minutes of the meeting of the board of directors of PFU dated 19 May 2020 produced to us are true copies and correctly record the proceedings of the meeting to which they relate and the resolutions passed and/or the subject matter which the minutes purport to record and that no further resolutions have been passed (whether by the board of directors of the PFU or a committee of such board or other persons to whom authority has been delegated) or corporate or other action taken which would or might alter the effectiveness thereof;

5.5	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction as disclosed by the Registration Statement;

5.6

that the Companies will enter into the Transaction in good faith and on arm’s length terms, for each Company’s legitimate and bona fide business purposes and that the relevant Company derives and will at all times derive commercial benefit from the Transaction commensurate with the risks undertaken by such Company in the Transaction;

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5.7

that any Shares issued in accordance with the Registration Statement will be paid up in consideration of the receipt by Perrigo from the party to whom the Shares are issued, prior to, or simultaneously with, the issue of Shares of cash and/or other consideration (not being non-cash consideration) at least equal to the nominal value of such Shares and that all Shares when issued will be fully paid up, including as to any premium thereon;

5.8

that each Company will enter into the relevant Obligations in good faith and on arm’s length terms, for its legitimate and bona fide business purposes, and that each Company derives and will at all times derive commercial benefit from the relevant Obligations commensurate with the risks undertaken by it in relation to the entry into of the relevant Obligations and it receives adequate consideration therefor;

5.9

the absence of fraud and the presence of good faith on the part of either Company under the Registration Statement and the Companies’ respective officers, employees, agents and advisers in respect of the Transaction and any issue of Shares or other securities (including the entry into of any relevant Obligations) described in the Registration Statement;

5.10

that (a) each Company will be fully solvent at the time of and immediately following the filing of the Registration Statement or entry into of any of the relevant Obligations by it; (b) no Company would as a consequence of doing any act or thing which the Registration Statement or entry into of any relevant Obligations contemplates, permits or requires the relevant Company to do, be insolvent; (c) no resolution or petition for the appointment of a liquidator or examiner has been passed or presented in relation to a Company and none will be passed or presented prior to the entry into of any of the relevant Obligations by it (and in the case of Perrigo prior to the issue of Shares by it); and (d) no receiver has been appointed in relation to any of the assets or undertaking of a Company and none will be appointed prior to the entry into of any of the relevant Obligations by it (and in the case of Perrigo prior to the issue of Shares by it);

5.11

that (a) Perrigo will be fully solvent at the time of and immediately following the filing of the Registration Statement and upon the issue of any Shares by it; (b) Perrigo would not, as a consequence of doing any act or thing which the Registration Statement or any issue of the Shares contemplates, permits or requires Perrigo to do, be insolvent;

5.12

no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the agreements or arrangements referred to in the Registration Statement or with respect to any issue of the Shares or entry into of any Obligations are or will be required to be obtained;

5.13

that the Shares will conform with the descriptions and restrictions contained in the Registration Statement subject to such changes as may be required in order to comply with any requirement of Irish law, that any selling restrictions contained therein have been and will be at all times observed and that the obligations will conform with the terms of the agreements related to the relevant Obligations, including the terms of any indenture to be entered into among one or both of the Companies and the trustee to be named therein;

5.14

that any representations and warranties contained in the Registration Statement are true and correct and that each Company will at all times comply with its obligations under, and the representations and warranties contained in, the Registration Statement and the agreements and arrangements referred to in the Registration Statement and all other agreements and arrangements relating to the issue of the Shares by it or the entry into or performance of any relevant Obligations by it;

5.15

that the Perrigo Ordinary Shares will not be issued by Perrigo unless there are, at that time, sufficient numbers of authorised but unissued Perrigo Ordinary Shares in Perrigo’s capital and that, at the time of the issue, there are subsisting valid authorities given by Perrigo’s shareholders or under Perrigo’s articles of association pursuant to the Irish Companies Act 2014 (including without limitation any authorities required pursuant to sections 1021 and 1022 of the Irish Companies Act 2014);

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5.16

that the Perrigo Preference Shares, whether such shares have rights to be converted into ordinary shares or not, will not be issued by Perrigo unless there are, at that time, sufficient numbers of authorised but unissued Perrigo Preference Shares in Perrigo’s capital and that, at the time of the issue, there are subsisting valid authorities given by Perrigo’s shareholders or under Perrigo’s articles of association pursuant to the Irish Companies Act 2014 (including without limitation any authorities required pursuant to sections 1021 and 1022 of the Irish Companies Act 2014);

5.17	that the entry into of the Obligations by either Company will be in compliance with the provisions of Section 82 of the Irish Companies Act 2014 (as amended);

5.18

that Perrigo will have the necessary power and authority, and all necessary corporate and other action will have been taken, to (i) enable it to issue the relevant Shares and to execute, deliver and perform the obligations undertaken by it in relation thereto to which it is party and (ii) enter into and perform the Obligations and to execute, deliver and perform the obligations undertaken by it in relation thereto to which it is party, and the implementation by Perrigo of the foregoing will:

5.18.1

not cause any limit on it or on its directors (whether imposed by the documents constituting the Company or by statute or regulation) to be exceeded or any terms of any agreement, contract or undertaking binding on it or its assets to be breached;

5.18.2	not cause any law (including public policy) or order of any jurisdiction to be contravened; or

5.18.3	comply in all respects with the provisions of the Irish Companies Act 2014 (as amended);

5.19

that PFU will have the necessary power and authority, and all necessary corporate and other action will have been taken, to enter into and perform the Obligations and to execute, deliver and perform the obligations undertaken by it in relation thereto to which it is party, and the implementation by a Company of the foregoing will:

5.19.1

not cause any limit on it or on its directors (whether imposed by the documents constituting the Company or by statute or regulation) to be exceeded or any terms of any agreement, contract or undertaking binding on it or its assets to be breached; or

5.19.2	not cause any law (including public policy) or order of any jurisdiction to be contravened;

5.20	that, at that time, the issue of, and terms applicable to, the Shares and the registration of the Shares will not violate any law applicable to Perrigo; and

5.21

that, at that time, the entry into and performance of any of the Obligations or any indenture related thereto and the registration of such Obligations will not violate any law applicable to the relevant Company.

Scope

6

We are admitted to practise law only in Ireland (excluding Northern Ireland) and accordingly, we express no opinion on the laws of any jurisdiction other than the laws (and the interpretation thereof) of Ireland (excluding Northern Ireland) in force as at the date hereof. This opinion is also strictly confined to:

6.1	the matters expressly stated at paragraph 7 below;

6.2	the Perrigo Ordinary Shares and the Perrigo Preference Shares as described in the Registration Statement and the searches referred to at paragraph 7.1 below; and

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6.3	the Obligations, but only in so far as expressly described at paragraphs 7.4, 7.5 and 7.6 below.

Opinion

7	Based on the foregoing and the qualifications contained in paragraph 8 of this letter, we are of the opinion that:

7.1

each Company is a company duly incorporated under the laws of Ireland and, based only on searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on 12 June 2020, each Company is validly existing under the laws of Ireland;

7.2	Perrigo has the requisite authority to issue the Perrigo Ordinary Shares and the Perrigo Preference Shares;

7.3

when the Shares are allotted and issued pursuant to duly adopted resolutions of the board of directors of Perrigo (including resolutions duly adopted by the board approving the allotment and issuance of the Shares with the delegation of authority to, or granting of powers of attorney appointing, officers or senior executives of Perrigo as the lawful agents or attorneys of Perrigo for the purposes of exercising the Perrigo’s powers in respect of the allotment and issue of the Shares or settling the final terms upon which such Shares shall be allotted and issued), the Shares shall be validly issued, fully paid and not subject to calls for any additional payment (“non-assessable”);

7.4	Perrigo is a public company limited by shares and has all the requisite power and authority under its company constitution to issue the Debt Securities and to enter into the Perrigo Guarantee;

7.5	PFU is a public unlimited company and has all the requisite power and authority under its company constitution to issue the Debt Securities and to enter into the PFU Guarantee;

7.6

with respect to the Obligations, when the board of directors of the relevant Company has taken all necessary corporate actions to approve the issuance or entry into thereof, the Obligations will be duly authorised under Irish law and the company constitution of the relevant Company.

Qualifications

8	The opinions set forth in this letter are given subject to the following qualifications:

8.1	an order of specific performance or any other equitable remedy is a discretionary remedy and is not available when damages are considered to be an adequate remedy;

8.2

this opinion is given subject to general provisions of Irish law relating to insolvency, bankruptcy, liquidation, reorganisation, receivership, moratoria, court schemes of arrangement, administration and examination and the fraudulent preference of creditors and other Irish law generally affecting the rights of creditors;

8.3	claims may become barred under relevant statutes of limitation if not pursued within the time limited by such statutes;

8.4

a determination, description, calculation, opinion or certificate of any person as to any matter provided for in the agreements and arrangements referred to in the Registration Statement or any other agreements or arrangements relating to (i) the Shares or their issue or (ii) the Obligations might be held by the Irish courts not to be final, conclusive or binding if it could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been made in good faith;

8.5	claims may be or become subject to defences of set-off or counter-claim;

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8.6

an Irish court has power to stay an action where it is shown that there is some other forum having competent jurisdiction which is more appropriate for the trial of the action, in which the case can be tried more suitably for the interests of all the parties and the ends of justice and where staying the action is not inconsistent with Council Regulation 2001/44/EC;

8.7	the enforceability of severance clauses is at the discretion of the court and may not be enforceable in all circumstances;

8.8	a waiver of all defences to any proceedings may not be enforceable;

8.9

provisions in any of the agreements or arrangements referred to in the Registration Statement or any other agreements or arrangements relating to (i) the Shares or their issue or (ii) the Obligations providing for indemnification resulting from loss suffered on conversion of the amount of a claim made in a foreign currency into euro in a liquidation may not be enforceable;

8.10

an Irish court may refuse to give effect to undertakings contained in any of the agreements or arrangements referred to in the Registration Statement or any other agreements or arrangements relating to (i) the Shares or their issue or (ii) the Obligations, that the Company will pay legal expenses and costs in respect of any action before the Irish courts;

8.11

the searches referred to in paragraph 7.1 do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, a Company;

8.12	we express no opinion on any taxation matters; and

8.13	we express no opinion on the enforceability or otherwise of any security which may be granted by the Company to secure its obligations under the Obligations.

Consent

9

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references to our firm under the heading “Validity of Securities”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the SEC thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

This opinion is to be interpreted in accordance with, and governed by, the laws of Ireland and speaks only of its date.

Yours faithfully,

/s/ A&L GOODBODY

A&L Goodbody

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SCHEDULE 1

1	A draft dated 12 June 2020 of the form of the Registration Statement on Form S-3 to be filed by the Companies with the SEC.

2	A copy extract of the resolutions of the board of directors of Perrigo dated 5-6 May 2020.

3	A copy of the resolutions of the board of directors of PFU dated 19 May 2020.

4

A copy of the Certificate of Incorporation of Perrigo dated 28 June 2013, a copy of its Certificate of Incorporation on Change of Name dated 30 July 2013 and its Certificate of Re-registration as a public limited company dated 27 November 2013.

5	A copy of Perrigo’s company constitution.

6	A copy of PFU’s company constitution.

7

A copy of the Certificate of Incorporation of PFU dated 18 October 2004, a copy of its Certificate of Incorporation on Change of Name dated 4 November 2014 and a copy of its Certificate of Re-registration as a public unlimited company dated 29 October 2015.

8	A Corporate Certificate of each Company dated 12 June 2020.

9	A company printout dated 12 June 2020 from the Companies Registration Office, Dublin in respect of each Company.

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